Exhibit 21.1
BORGWARNER INC. (Parent)
NAME OF SUBSIDIARY
BorgWarner TorqTransfer Systems Inc.
BorgWarner Powdered Metals Inc.
BorgWarner South Asia Inc.
Divgi-Warner Limited
BorgWarner Automotive Asia Ltd. (Hong Kong)
BorgWarner Automotive Components (Ningbo) Co. Ltd.
BorgWarner Shenglong (Ningbo) Co. Ltd.
BorgWarner TorqTransfer Systems Beijing Co. Ltd.
BorgWarner Diversified Transmission Products Inc.
BorgWarner Diversified Transmission Products Services Inc.
BorgWarner Drivetrain Management Services de Mexico S.A. de C.V.
BorgWarner Drivetrain de Mexico S.A. de C.V.
Ithaca Land Mgmt LLC.
BERU Korea Co. Ltd.
BorgWarner Turbo Systems Poland Sp.zo.o
BorgWarner Drivetrain Engineering GmbH
BorgWarner TorqTransfer Systems Ochang Inc.
BorgWarner Emissions Systems Inc.
BorgWarner Emissions Systems of Michigan Inc.
BorgWarner Emissions Systems Holding Inc.
BorgWarner Thermal Systems Inc.
BorgWarner Thermal Systems of Michigan Inc.
BorgWarner Cooling Systems (India) Private Limited
BorgWarner Morse TEC Inc.
BorgWarner Canada Inc.
BorgWarner Japan Inc.
BorgWarner Morse TEC Japan K.K.
BorgWarner Automotive Taiwan Co., Ltd.
BorgWarner Morse TEC Mexico S.A. de C.V.
BorgWarner Morse TEC Murugappa Pvt. Ltd.
BorgWarner Morse TEC Korea Ltd.
BorgWarner Transmission Systems Inc.
BorgWarner Transmission Systems Monaco S.A.M.
BorgWarner NW Inc.
BorgWarner Transmission Systems Korea, Ltd.
NSK-Warner K.K.
NSK-Warner (Shanghai) Co., Ltd.
NSK-Warner U.S.A., Inc.
BorgWarner Europe Inc.
BorgWarner Holding Inc.
BorgWarner Turbo & Emissions Systems France S.A.S.
BorgWarner Transmission Systems Tulle S.A.S.

BW Holding Ltd.
BorgWarner Europe GmbH
BorgWarner Holdings Ltd.
BorgWarner Limited
Kysor Europe Limited
Morse TEC Europe S.r.l.
BorgWarner Germany GmbH
BERU AG
BERU Italia S.r.l.
BERU ELECTRONICS GmbH
BERU Mexico S.A. de C.V.
BERU Diesel Start Systems Pvt. Ltd.
BERU-Eichenauer GmbH
B 80 S.r.l.
Hakatherm Elektronik Verwaltungs-GmbH
BERU Japan Corporation
BERU Corp.
BERU Automotive Co., Ltd.
BERU Microelectronica S.A.
Simesa, Brazil Ltda.
TecCom GmbH
BERU Motorsport Holdings Ltd.
BERU F1 Systems Ltd.
BorgWarner France S.A.S.
BERU SAS
BERU Hungaria zRt.
BorgWarner Cooling Systems GmbH
BorgWarner Transmission Systems Arnstadt GmbH
BorgWarner Transmission Systems GmbH
BorgWarner Vertriebs und Verwaltungs GmbH
BorgWarner Turbo Systems Worldwide Headquarters GmbH
BorgWarner Turbo Systems GmbH
BorgWarner Turbo Systems Alkatreszgyarto Kft.
Turbo Energy Ltd.
BorgWarner Turbo Systems Engineering GmbH
Creon Insurance Agency Limited
BorgWarner Trustees Limited
Kuhlman Corporation
BWA Turbo Systems Holding Corporation
BorgWarner Turbo Systems Inc.
BorgWarner Cooling Systems Korea, Inc.
BorgWarner Brasil, Ltda.
Kysor Do Brasil Ltda.
Seohan Warner Turbo Systems, Ltd.
Spring Products Corporation
Bronson Specialties Inc.
BWA Receivables Corporation
BorgWarner Comercial E Distribuidora Ltda.
BorgWarner Investment Holding Inc.
BorgWarner (China) Investment Co. Limited
BorgWarner Turbo & Emissions Systems De Mexico S.A. de C.V.
BorgWarner Turbo & Emissions Systems (Thailand) Ltd.
BorgWarner (China) Research & Development Co. Ltd.